UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2007

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, West Des Moines, IA 50266

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2007, FCStone Group, Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Agreement”) to sell a portion of its interest in FGDI, LLC, to Agrex, Inc. (“Agrex”), a subsidiary of Mitsubishi and the other existing member of FGDI. The Company retains a 25% interest in the equity of FGDI. According to the terms of the Agreement, Agrex paid the Company $6,750,000 in exchange for 400,000 membership units held by the Company. In connection with the transaction, the Company was paid the entire $3,000,000 in principal amount of FGDI’s subordinated debt to the Company.

The Company anticipates that, under applicable accounting standards, FGDI’s revenues and costs and expenses will no longer be consolidated in its consolidated statements of operations for future periods. Under the equity method of accounting, the Company will instead report its proportionate share of FGDI’s net income as a single line item on its consolidated statements of operations. Also, the Company anticipates it will discontinue reporting a minority interest in FGDI.

On June 1, 2007, the Company issued a press release announcing the transaction with Agrex. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Equity Purchase Agreement between Agrex, Inc. and FCStone Group, dated June 1, 2007.

99.1	Press Release dated June 1, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: June 5, 2007
	By:	/s/ Paul G. Anderson
Paul G. Anderson
Chief Executive Officer

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